UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☑Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐Definitive Information Statement

HGH DESERT ASSETS, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF HIGH DESERT ASSETS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

HIGH DESERT ASSETS, INC.
33 Ubi Avenue 3 #07-58
Vertex Building Tower A
Singapore 408868
+6567023808

INFORMATION STATEMENT
(Preliminary)

May [•], 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of High Desert Assets, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of common stock, no par value per share (the "Common Stock"), of High Desert Assets, Inc., a Colorado corporation (the "Company"), to notify the Stockholders that on May __, 2015, the Company received a majority written consent in lieu of a meeting of the holders ("Majority Stockholders"), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company.   The Majority Stockholders authorized the following:

•	The change in the name of the Company from High Desert Assets, Inc. to New Asia Energy, Inc. (the "Name Change"); and
•	The increase of the Company's authorized common stock, par value $0.001 per share, from 50,000,000 shares to 500,000,000 shares (the "Common Stock Increase"), and increase of the Company's authorized preferred stock, par value $0.10 per share, from 1,000,000 shares to 10,000,000 shares (the "Preferred Stock Increase", together with the Common Stock Increase and Name Change, the "Corporate Actions"),

On June 26, 2015, the Board of Directors of the Company (the "Board") approved, and recommended to the Majority Stockholders that they approve the Corporate Actions.  On June 26, 2015, the Majority Stockholders approved the Corporate Actions by written consent in lieu of a meeting, in accordance with Colorado law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about July  __, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from changing the name of the Company to New Asia Energy, Inc. because it will more accurately reflect and represent to the public the business of the Company, and the increase in authorized share capital will make available additional shares of common stock for issuance for general corporate purposes, including the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company.

Accordingly, it is the Board's opinion that the Corporate Actions would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer

June 26, 2015

INTRODUCTION

Colorado law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action.  Colorado law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about July __, 2015.

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the Board of High Desert Assets, Inc., (the "Company," "we," "our," or "us") and the Majority Stockholder.

ACTIONS TO BE TAKEN

The Corporate Actions will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the "Amendment") with the Secretary of State of the State of Colorado.  We intend to file the Amendment with the Secretary of State of the State of Colorado promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.
Notwithstanding the foregoing, we must first notify FINRA of the intended Corporate Actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.  In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on July  __, 2015.

PROPOSAL I
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

We believe that changing the name of the Company to New Asia Energy, Inc. will more accurately reflect and represent to the public the intended business of the Company.  In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol.  Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

 PROPOSAL II
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION
 z
The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock and preferred stock for issuance for general corporate purposes, including the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Authorized Capital Amendment. Also, the Authorized Capital Amendment will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Authorized Capital Amendment is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

EFFECTIVE TIME OF THE CORPORATE ACTIONS

We intend to file, as soon as practicable on or after the 10th day after the Definitive Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Corporate Actions with the Secretary of State of Colorado. The Authorized Capital Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Colorado. It is presently contemplated that such filing will be made approximately ten (10) days from the date that the Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Colorado Secretary of State to effectuate the Amendment.

Prior to filing the amendment to the Articles of Incorporation reflecting the Corporate Actions, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Corporate Actions.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

No Appraisal Rights for the Amendment

Under Colorado law, the Company's shareholders are not entitled to appraisal rights with respect to the Common Stock Increase and Preferred Stock Increase and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS'
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 79% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Corporate Actions, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State. The Corporate Actions will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Colorado, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, $0.10 par value per share.   As of May [•], 2015, there were 41,215,297 shares of our Common Stock and no shares of preferred stock issued and outstanding, respectively.  All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. Our independent stock transfer agent is Pacific Stock Transfer. Their address is 4045 S. Spencer St, STE. 403, Las Vegas NV 89119.  Their contact numbers are 702-361-3033 for voice calls and 702-433-1979 for fax transmissions. Their website is located at www.pacificstocktransfer.com.

VOTE REQUIRED FOR APPROVAL

In accordance with the Colorado Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Corporate Actions.

The securities that are entitled to vote approval of the Authorized Capital Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on May __, 2015, the record date for determining shareholders who are entitled to notice of and to vote.   Pursuant to Colorado law, at least a majority of the voting equity of the Company, or at least 20,607,649 votes, are required to approve the Corporate Actions by written consent. Stockholders holding in the aggregate approximately 79% of the voting equity of the Company have voted in favor of the Corporate Actions thereby satisfying the requirement under Colorado law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of June 26, 2015 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of June 26, 2015, there were a total of 41,215,297 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled "Percentage of Outstanding Common Stock" shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of June 26, 2015 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class

Lin Kok Peng (2)	31,560,125	77%
Allister Lim Wee Sing, Director	0	*
Scott C. Kline, Secretary	684,891	2%
Jose A. Capote, Director of Operations	684,891	2%

All executive officers and directors as a group	33,614,798	81%

Rock Capital Limited (2)	31,560,125	77%

*Less than 1%

(1)	Unless indicated otherwise, the mailing address is c/o High Desert Assets, Inc., 33 Ubi Avenue 3 #07-58 Vertex Building Tower A, Singapore 408868.
(2)	Lin Kok Peng is our Chief Executive Officer and Chairman of the board of directors. Lin KokPeng owns shares beneficially as a result of his ownership of Rock Capital Limited.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference: Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on April 15, 2015.

You may request a copy of these filings, at no cost, by writing High Desert Assets, Inc. at 33 Ubi Avenue 3  #07-58, Vertex Building Tower A, Singapore 408868 or telephoning the Company at +6567023808.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at High Desert Assets, Inc. at 33 Ubi Avenue 3  #07-58, Vertex Building Tower A, Singapore 408868; telephone +6567023808.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer

June 26, 2015